For Immediate Release

Numerex Announces Agreement with Viex Capital Advisors

ATLANTA, March 30, 2016 – Numerex Corp (NASDAQ:NMRX), a leading provider of managed machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT), today announced that on March 30, 2016, it entered into an agreement with Viex Capital Advisors, LLC and certain of its affiliates (collectively, "Viex"), under which Eric Singer, Founder and Managing Member of Viex Capital Advisors, LLC, was immediately appointed to the Board of Directors of Numerex. In addition, Numerex agreed to nominate a new independent director, Brian Igoe, Chief Investment Officer of the Rainin Group, Inc., for election to the Board at the Company’s upcoming 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”).  Mr. Singer will also serve on the Audit and Nominating/Corporate Governance Committees of the Board.  As part of the agreement, the Board will be expanded to eight people and the Nominees standing for election at the 2016 Annual Meeting will include Eric Singer, Brian Igoe, Marc Zionts, Stratton Nicolaides, Andrew Ryan, Sherrie McAvoy, Tony Holcombe and Jerry Rose.  E. James Constantine, who has served as a director since 2008, will not be standing for re-election.

"We are pleased to welcome Eric and Brian to the Numerex Board of Directors. They will bring financial expertise and significant industry relationships to our Board," said Marc Zionts, Numerex’s Chief Executive Officer.  “We believe Viex’s involvement at Numerex has contributed to a positive change to the Board’s composition and are confident that the agreement we have reached today will benefit all Numerex shareholders.”

Eric Singer of Viex said, "We appreciate the meaningful dialogue we have had with Marc and commend the Board’s thoughtful engagement with us over the past couple of months.  We are pleased we were able to reach this agreement with Numerex and I look forward to working constructively with the other Board members to enhance shareholder value for the benefit of all shareholders."

As part of the agreement, the Company has agreed that until the date that is ten business days prior to the deadline for the submission of shareholder nominations of director candidates for the 2017 annual meeting of shareholders pursuant to the Company’s Bylaws (such period, the “Standstill Period”), the Board will not be increased to more than eight members. Over the same period, Viex has agreed to abide by certain customary standstill provisions and has agreed to vote in favor of the Company’s slate of director nominees at the 2016 Annual Meeting and certain other matters.

In connection with the agreement, the Company received from Gwynedd Resources, Ltd. (“Gwynedd”) an irrevocable waiver through the term of the Standstill Period, in which Gwynedd has waived its right to appoint a second director to the Board as a result of the increase in the number of members of the Board to eight.  Gwynedd has also agreed to vote in favor of the Company’s nominees at the 2016 Annual Meeting.

Eric Singer, age 42, has served as the managing member of each of VIEX GP, LLC, the general partner of VIEX Opportunities Fund, LP – Series One (“Series One”) and VIEX Opportunities Fund, LP – Series Two (“Series Two”), VIEX Special Opportunities GP II, LLC, the general partner of VIEX Special Opportunities Fund II, LP (“VSO II”), and Viex Capital Advisors, LLC, the investment manager of Series One, Series Two, VSO II and certain other investment funds, since May 2014.  The principal business of Series One, Series Two and VSO II is investing in securities.  From March 2012 until September 2014, Mr. Singer served as co-managing member of Potomac Capital Management III, L.L.C., the general partner of Potomac Capital Partners III, L.P. (“PCP III”), and Potomac Capital Management II, L.L.C., the general partner of Potomac Capital Partners II, L.P. (“PCP II”) and served as an advisor to Potomac Capital Management, L.L.C. and its related entities from May 2009 until September 2014.  The principal business of PCP III and PCP II is investing in securities.  From July 2007 to April 2009, Mr. Singer was a senior investment analyst at Riley Investment Management. Mr. Singer currently serves on the board of directors of TigerLogic Corporation (NASDAQ: TIGR), a global provider in engagement solutions, including Postano social media aggregation, display and fan engagement platform and Omnis mobile development platform, since January 2015, and IEC Electronics Corp. (NYSE MKT: IEC), a provider of electronic manufacturing services to advanced technology companies primarily in the military and aerospace, medical, industrial and communications sectors, since February 2015.  Mr. Singer previously served as a director of Meru Networks, Inc. (NASDAQ: MERU), a Wi-Fi network solutions company, from January 2014 until January 2015, PLX Technology, Inc. (NASDAQ: PLXT), a semiconductor company, from December 2013 until its sale in August 2014, Sigma Designs, Inc. (NASDAQ: SIGM), a semiconductor company, from August 2012 until December 2013, including as its Chairman of the Board from January 2013 until December 2013, and Zilog Corporation (NASDAQ: ZILG), a semiconductor company, from August 2008 until its sale in February 2010.  Mr. Singer holds a B.A. from Brandeis University.

Brian Igoe, age 60, has been the Chief Investment Officer of the Rainin Group, Inc., a family office responsible for the investments of the Kenneth Rainin Foundation, since July 2008. Previously, Mr. Igoe was a Managing Director of Pequot Capital Management and served as the Chief Investment Officer for the firm’s emerging managers strategy from 2006 to 2008. Prior to this role, Mr. Igoe was one of the founders of Nyes Ledge Capital Management, a hedge fund of funds firm from 2004 to 2005. Before this role, Mr. Igoe was a managing member of Igoe Capital Partners, LLC, where he founded a hybrid public/private equity investment firm with a primary focus on the small and micro-cap sectors. Previously, Mr. Igoe was a Managing Director at Cambridge Associates, Inc. where he served as the Director of the Marketable Securities Manager Research Group. Early in his career, Mr. Igoe held several other positions in the investment management industry. Mr. Igoe currently serves as a member of the Board of Directors of Electro Dunas SA, a Peruvian electric utility distribution company. Mr. Igoe graduated with a B.A. in Economics from Yale University and received his M.B.A. from the Tuck School of Business at Dartmouth.

The complete agreement between Numerex and Viex will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

About Numerex

Numerex Corp. (NASDAQ:NMRX) is a leading provider of managed enterprise solutions enabling the Internet of Things (IoT). The Company's solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated platforms, which are generally sold on a subscription basis. The Company offers a portfolio of managed end-to-end IoT solutions including smart devices, network connectivity and service applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers. The Company's mission is to empower enterprise operations with world-class, managed IoT solutions that are simple, innovative, scalable, and secure. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on data security, service reliability and around-the-clock support of its customers. For additional information, please visit www.numerex.com.

Statements contained in this press release concerning Numerex that are not historical fact are “forward-looking” statements and involve important risks and uncertainties. Such risks and uncertainties, which are detailed in Numerex's filings with the Securities and Exchange Commission, could cause Numerex's results to differ materially from current expectations as expressed in this press release. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statement.

© 2016 Numerex Corp. All rights reserved. Numerex, the Numerex logo, and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.

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Media Contact:
Thomas McKay
Director, Marketing and Communications
(770) 485-2552
tmckay@numerex.com

Investor Relations Contact:
Ken Gayron
(770) 615-1410
kgayron@numerex.com